First Quarter Fiscal 2026 Earnings Call May 6, 2026 1

FORWARD-LOOKING STATEMENTS This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). Forward-looking statements may include words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the Company’s ability to scale and grow its business, successfully complete construction of its data centers, source sufficient electrical energy, necessary long lead infrastructure components, supplies and equipment, the advantages and expected growth of the Company, the Company’s ability to source and retain talent, and our ability to source and consummate acquisitions of entities holding suitable land and power. These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this presentation, and on the current expectations of the Company’s management. These forward- looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated. These risks, assumptions and uncertainties include those described in Part I. Item 1A. — “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. There may be additional risks that the Company could not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release and should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. Accordingly, you should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. 2

3 Core Scientific Overview Core Scientific is a leader in digital infrastructure for high-density colocation (“HDC”) services. We operate dedicated, purpose-built facilities for high-density colocation services serving artificial intelligence-related (“AI”) workloads and are a premier provider of digital infrastructure, software solutions and services to our third-party customers. Core Scientific is in the process of repurposing its remaining mining facilities to support its HDC services business as circumstances allow. FULLY DILUTED MARKET CAP* 7 STATES ~3.0 GW $10B+ IN TOTAL LEASABLE CUSTOMER POWER PIPELINE IN CONTRACTED REVENUE ACROSS OUR FOOTPRINT *Based on stock price as of May 5, 2026, close and fully diluted share count of ~505 million $11.2B

4 Integrated Colocation Platform Site & Infrastructure Access Delivery & Build Execution Operations & Scalable Growth 1 Identify, evaluate, and secure sites with available power, strong network access, and room to expand for high-density operations. Find & Secure Sites 2 Partner with utilities and local leaders to align infrastructure development with grid capacity and community planning. Work with Key Partners 3 Plan, secure, and deliver scalable power capacity required to support AI and other high- density workloads. Secure & Deliver Power 4 Install fiber cabling and secure required carrier services to deliver high-capacity connectivity at each site. Deliver Fiber & Network Access 5 Translate customer requirements into tailored designs that keep cost and delivery timelines predictable. Design & Engineer 6 Secure long-lead equipment through established global supply chain partners. Source & Procure Critical Equipment 7 Build, commission, and deploy high-density infrastructure with disciplined execution to reduce risk and accelerate delivery. Construct & Deploy 8 Operate and maintain infrastructure around the clock with on-site teams, real-time monitoring, and preventive maintenance. Operate & Maintain 9 Expand power, space, and density across campuses and new phases without disrupting active operations. Scale & Expand

Over 1 GW of Announced Leasable Power Capacity


Dallas
Atlanta

CoreWeave contracted sites

Denton, TX Leased power: ~260MW
Dalton, GA Leased power: ~175MW
Muskogee, OK Leased power: ~70MW
Marble, NC Leased power: ~65MW
Austin, TX Leased power: ~20MW
Total leased power ~590 MW

Customer leasable sites*

Muskogee, OK Leasable power: **<u>~330MW</u>**[1]
Hunt County, TX Leasable power: ~285MW
Pecos, TX Leasable power: ~200MW
Dalton, GA Leasable power: ~120MW
Calvert City, KY Leasable power: ~100MW
Grand Forks, ND Leasable power: ~70MW
Auburn, AL Leasable power: ~30MW
Leasable power ~1.1 GW

Bold and underlined numbers indicate updates to leasable power disclosed on March 2, 2026
Numbers as of May 6, 2026
*Does not include potential power capacity in behind-the-meter solutions or load studies
1. The Polaris DS LLC transaction, subject to customary regulatory approvals and closing conditions, is expected to close in the third quarter of 2026.

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CORE SCIENTIFIC

Total Leasable Power Pipeline*

Our current power pipeline includes ~4.5 GWs of gross utility power capacity, equating to ~3.0 GWs of customer leasable power potential, including anticipated behind-the-meter power



~520 MW
CURRENT LEASABLE CAPACITY AT EXISTING SITES 1
~285 MW
HUNT COUNTY, TX ACQUISITION
~330 MW
MUSKOGEE, OK ACQUISITION
~370 MW
UNANNOUNCED LEASABLE CUSTOMER POWER OPPORTUNITIES
~1.5 GW
GRID CONNECTED LEASABLE CUSTOMER POWER PIPELINE
~900 MW
BEHIND-THE-METER (BTM) LEASABLE CUSTOMER POWER EXPANSION OPPORTUNITY 2
~2.4 GW
GRID CONNECTED + BTM LEASABLE CUSTOMER POWER PIPELINE
~600 MW
LEASABLE CUSTOMER POWER EXPANSION OPPORTUNITY CURRENTLY IN LOAD STUDY
~3.0 GW
TOTAL LEASABLE CUSTOMER POWER PIPELINE

*Does not include ~590 MW of already contracted power

1. Includes Pecos, Dalton, Calvert, Grand Forks, and Auburn
2. Includes Pecos and Muskogee

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CORE SCIENTIFIC

Investment Highlights

Established expertise

150+ years of combined data center leadership experience

A leading North American AI compute infrastructure developer in the last decade

5+ years owning data centers with dedicated tier III GPU hosting abilities

Attractive business model

Colocation contracts deliver **compelling economics and strong margins**

Strong balance sheet provides flexibility for strategic opportunities

Robust sales pipeline with a mix of hyperscale and non-hyperscale customers

Demand & growth visibility

12-year, $10B+ CoreWeave contract, ~$850M average annualized colocation GAAP revenue [1]

Energized as many MWs as the rest of publicly traded **peers combined in 2025** [2]

~1.5 GW in leasable power pipeline and ~3.0 GW including load studies & behind-the-meter power

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1. Revenues from CoreWeave contract are paid directly into a lockbox tied to the $3.3 billion senior secured notes due 2031
2. Peers include TeraWulf, Cipher, Galaxy, Applied Digital, Hut 8, Iren

CORE SCIENTIFIC

8 Pecos, TX & Muskogee, OK Planned Expansions Pecos, TX Anticipated Power Details ~300 MW CURRENT AVAILABLE POWER ~300 MW ADDITIONAL GRID- CONNECTED UTILITY POWER 1 + + Behind-the-Meter = ~1.5 GW TOTAL GROSS POWER CAPACITY POTENTIAL Muskogee, OK Anticipated Power Details ~100 MW CURRENT AVAILABLE POWER TIED TO THE COREWEAVE CONTRACT ~440 MW THROUGH THE POLARIS ACQUISITION 2 + + Behind-the-Meter & Additional Grid Connected Power 3 = ~1.5 GW TOTAL GROSS POWER CAPACITY POTENTIAL 1. Confirmed with utility; allocation timing is to be determined. 2. The Polaris DS LLC transaction, subject to customary regulatory approvals and closing conditions, is expected to close in the third quarter of 2026. Expect initial power delivery in late 2027. 3. Additional grid connected power currently in load study

9 Behind-the-Meter Key site attributes Due to congested interconnection queues and high upfront collateral required by utilities, behind-the-meter is a strategic and targeted solution to provide the power to meet customer demand. Natural gas source Land Air permit area Friendly regulatory environment Timing ~24 months to come online, generally faster than waiting for grid-interconnection queues Cost Does not greatly impact cost / MW, PPA structured deals mitigate the capital required to build out through the pass through of power costs

Financing and CapEx Overview

Recently Secured Financing

Senior Secured Notes

$3.3B

Rate	*Due*	*Net Proceeds*[1]	*2026 capex*[2]
7.750%	2031	~$2.9B	~$2B

Key Highlights:

- ✓ **Enables repayment** of $1.0 billion 364-day term loan
- ✓ **Fund ongoing** pipeline development capital needs
- ✓ **Secure LLE purchases** to accelerate pipeline RFS dates
- ✓ Flexibility to **fund new site acquisitions,** such as Hunt County, TX and Polaris in Muskogee, OK

Illustrative Uses of Proceeds

Net Proceeds: **~$2.9B**

⇩

New Site Acquisitions: **($700–900M)**

⇩

Remaining Development Equity: **~$2.0–2.2B**
Leveraged at 80% project finance LTC

⇩

Supports ~**1 GW+** of new capacity development

~$2.2B has the ability to enable the build of:


20%
cash outlay

→ **~1GW**
of leasable capacity

~$11M build cost per MW = ~$11B total build cost for 1 GW

$2.2B represents the initial cash outlay,
the remaining 80% would give a total project value of $11B

1. Net of OID, fees, and funding of DSRA
2. 2026 CapEx plan of ~$2B, as of May 6, 2026, assumes no new customer contract.
CapEx expectations may change based on the timing of the new customer contract.

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CORE SCIENTIFIC

CoreWeave Relationship Overview 11

CoreWeave is contracted for ~590 MW of leased customer power capacity across 5 of our sites



Denton, TX
Leased power: ~260MW
Full completion on track for midyear

Dalton, GA
Leased power: ~175MW
Delivered Phase 1, a 30 MW site. Full completion on track for early 2027

Muskogee, OK
Leased power: ~70MW
On track for midyear delivery

Marble, NC
Leased power: ~65MW
Fully handed over to customer

Austin, TX
Leased power: ~20MW
Fully handed over to customer

Total leased power ~590 MW

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CORE SCIENTIFIC

13 Contract Summary ~590MW infrastructure ~800MW gross $10B+ in revenue potential over the contracts’ term ~$850M average annualized colocation GAAP revenue 1 No ability to unilaterally terminate, with aligned joint execution risk Take-or-pay contract at a fixed cost, with annual escalator Client pays for capex 4, power, and utilities 1. Represents the estimated average annual revenue over the 12-year contract periods; Austin, Texas contract term is a 7-year period. 2. Expenses include facilities operations, repairs & maintenance, security, FTEs, insurance, property taxes, etc. 3. Austin, Texas contract term is 7 years with elective extensions. 4. Up to $1.5 Million per MW (or approximately $750 Million) of data center build out costs are funded by CoreWeave and credited against hosting payments at no more than 50% of monthly fees until fully repaid. The balance of modification costs relate to items purchased directly by CoreWeave and contributed for use in the facility. For the additional 70 MW expansion, Core Scientific is responsible for funding $104 Million of capex ($1.5M per MW) for the powered core and shell with no capex credit associated with this new agreement. 12-year contract with two 5-year options 3 80% to 85% anticipated profit margin 2 Hold liens on data center infrastructure assets (excluding GPUs)

14 Appendix

15 Term Library Term Definition How management uses it Gross Utility Power Capacity (MW) Total electric utility power capacity agreements associated with our data center sites under our control as of period end, including capacity that is commissioned for future use. Used for portfolio planning and utility power allocation discussions. Total Leasable Customer Power Capacity (MW) Our estimate of the total non-redundant customer IT load that our data center sites could support in the aggregate as of period end, regardless of whether such capacity has been contracted with customers or remains available for sale. This metric is representative of the amount of power available for customer use in servicing their workloads. Used to assess total customer-usable IT load available for leasing, evaluate leased versus unleased capacity, and plan conversion/development sequencing and sales capacity. Leased Customer Power Capacity (MW) Power capacity that is committed to customers under executed customer contracts, regardless of whether service has commenced as of period end. Used to monitor signed customer commitments and contracted backlog and to plan future deployment/commissioning requirements. Unleased Customer Power Capacity (MW) The portion of Total Leasable Customer Power not committed under customer contracts as of period end. This metric is calculated as Total Leasable Customer Power minus Leased Customer Power Capacity. Used to monitor remaining uncommitted customer IT load and to prioritize incremental contracting and conversion/commissioning plans. Billable Customer Power Capacity (MW) Portion of Leased Customer Power Capacity for which service has commenced, and we are actively billing as of period end. Used to monitor in-service customer power that is billing and to track deployment/commissioning pace and near-term revenue ramp.

16 Pro Forma Share Count as of May 1, 2026 318 97 7 13 42 28 505 Sharecount @ May 1, 2026 Tranche 1 Warrants Tranche 2 Warrants Restricted Stock and Performance Based Units August 2024 Convertible Note December 2024 Convertible Note Total Pro Forma Diluted Share Count Million shares ~187M shares

Contact ir@corescientific.com 17